UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 10, 2007
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officer.

On May 10, 2007, MidSouth announced the appointment of Alexander Calicchia, Senior Vice President and Chief Marketing Officer of MidSouth Bancorp, Inc. and its subsidiaries. Calicchia will lead the two-state marketing efforts of the $815 million bank holding company and work to solidify brand position and the ongoing development of the banking group’s suite of products and services.

Prior to joining MidSouth, Mr. Calicchia served as Vice President, Brand and Product Marketing Manager for Capital One. He worked out of the company’s New Orleans and Houston offices and led the strategic marketing and brand initiatives for the $32-billion-asset bank with 330 retail locations. Prior to joining Capital One, Calicchia was Senior Vice President, Corporate Marketing Manager and Retail Product Development Manager for more than five years at Amegy Bank in Houston.

Item 7.01. Regulation FD Disclosure.

On May 10, 2007, MidSouth issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit

	99.1	Press Release dated May 10, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2007	/s/ C. R. Cloutier
C. R. Cloutier
President and Chief Executive Officer